UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 30, 2012

MGIC Investment Corporation

(Exact Name of Registrant as Specified in Its Charter)

Wisconsin

(State or Other Jurisdiction of Incorporation)

1-10816	39-1486475
(Commission File Number)	(IRS Employer Identification No.)

MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, WI	53202
(Address of Principal Executive Offices)	(Zip Code)

(414) 347-6480

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of CertainOfficers.

(d) On January 30, 2012, the Board of Directors (the “Board”) of MGIC Investment Corporation (the “Company”) elected Timothy A. Holt to the Board of Directors and appointed him to the Board’s Audit Committee and Securities Investment Committee. Mr. Holt is currently a consultant. Until 2008, Mr. Holt served as an executive committee member and Senior Vice President and Chief Investment Officer of Aetna, Inc., a diversified health care benefits company. From 2004 through 2007, he also served as Chief Enterprise Risk Officer of Aetna. Mr. Holt’s compensation, including the compensation plans that he is eligible to participate in, is described in the proxy statement for the Company’s 2011 Annual Meeting of Shareholders under the caption “Compensation of Directors.” On January 31, 2012, Mr. Holt was awarded, under the MGIC Investment Corporation Deferred Compensation Plan for Non-Employee Directors, a grant of 25,316.4557 share units, representing the annual grant made to each of the Company’s non-management directors. This plan and the share units are described in the proxy statement for the Company’s 2011 Annual Meeting of Shareholders under the caption “Compensation of Directors — Deferred Compensation Plan and Annual Grant of Share Units.”

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2011 Annual Meeting of Shareholders, shareholders approved the Board’s proposal to eliminate Board classification on a phased-in basis.  As a result, Directors standing for election at the 2012 (and subsequent) Annual Meetings have one-year terms.  The existing classification provisions, which provided for three-year terms for Directors elected in 2010 and 2011, remain in effect for the Directors in those classes. On January 31, 2012, the Board approved amendments (the “Amendments”) to the Amended and Restated Bylaws of the Company (as amended, the “Bylaws”) to reflect the phased-in elimination of the classified Board.

In addition, the Board approved a technical amendment to Section 3.01(d)(i). Prior to the amendment, the section required all director nominees to agree in writing to submit a resignation if such nominee did not receive a majority vote in an election that is not a contested election. However, a nominee who is not an incumbent director when standing for election and who is not elected by shareholders, never joins the Board.  As a result, no agreement to submit a resignation is needed from that nominee.

The amendments are filed as Exhibit 3.1 to this Current Report on Form 8-K.  The foregoing description is qualified in its entirety by reference to the actual text of the amendments.

The Amended and Restated Bylaws, as amended by the amendments described on this Current Report on Form 8-K  of the Company, are filed as Exhibit 3.2 to this Current Report on Form 8-K.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION

Date: February 3, 2012	By:	\s\ Jeffrey H. Lane
Jeffrey H. Lane
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendments to the Amended and Restated Bylaws of MGIC Investment Corporation
3.2	Amended and Restated Bylaws of MGIC Investment Corporation